Exhibit 23.1

               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69052) and related Prospectus of Aphton Corporation for the registration of 1,187,503 shares of its common stock and to the incorporation by reference therein of our report dated April 27, 2001, with respect to the financial statements of Aphton Corporation included in its Annual Report (Form 10-K/A) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Miami, FL
September 18, 2001